Exhibit 99.2
                                                                    ------------



                        Ramp Corporation and Subsidiaries
          Unaudited Pro Forma Condensed Combined Financial Information

         The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations for future periods or the results that actually would have been realized had the Company and Frontline been a consolidated company during the specified periods.

         The unaudited pro forma condensed financial statements are based on the respective audited and unaudited historical consolidated financial statements and the notes hereto of the Company and Frontline after giving effect to the acquisition using the purchase method of accounting and assumptions and adjustments described below and in the notes of the unaudited pro forma condensed combined financial statements.

         The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2003, assume the acquisition occurred on January 1, 2003. The unaudited pro forma combined condensed balance sheet as of September 30, 2003 assumes the acquisition occurred on September 30, 2003.

         In the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2003, the estimated purchase price of Frontline is allocated based on the estimated fair value of the assets acquired and liabilities assumed on that date. The final purchase price allocation will be based upon independent appraisals of certain tangible and intangible assets of Frontline. The preliminary purchase price allocation included in the accompanying unaudited pro forma condensed combined financial statements is based on estimates made by management and will revised upon the resolution of certain contingencies that will result in additional purchase price.

         The pro forma adjustments are based upon available information and upon certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements that the Company believes are reasonable in the circumstances.

         The unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2003, as well as its Quarterly Report on Form 10-Q for the nine months ended September 30, 2003.

Ramp Corporation
Unaudited Condensed Pro Forma Consolidated Balance Sheet
September 30, 2003

                                                          Historical      Acquired         Pro Forma               Pro Forma
                                                             Ramp         Business        Adjustments                Results
                                                 ----------------------------------------------------------------------------
Assets
Current assets:
     Cash                                              $     31,000      $   57,000                             $      88,000
     Stock subscription receivable                                                                                          0
     Prepaid expenses and other                              76,000           4,000                                    80,000
     Accounts receivable                                      6,000         157,000                                   163,000
                                                 -----------------------------------------------------          --------------
  Total current assets                                      113,000         218,000                 0                 331,000

Non-current assets:
Property and equipment, net                                 316,000         183,000                                   499,000
Goodwill                                                  1,943,000                      $  3,321,000 (d)           5,264,000
Other intangible assets                                           -                         1,268,000 (d)           1,268,000
Deferred financing costs, net                               876,000                           200,000 (e)           1,076,000
Note receivable                                              67,000                           (67,000)(e)                   0
Other non current assets                                    255,000                                                   255,000
                                                 -----------------------------------------------------          --------------
  Total non-current assets                                3,457,000         183,000         4,722,000               8,362,000

Total assets                                              3,570,000         401,000         4,722,000               8,693,000
                                                 =============================================================================

Liabilities and Stockholders' Equity
Current liabilities:
     Current portion of notes payable                        43,000         132,000           (67,000)(e)             329,000
     Accounts payable                                     1,375,000          87,000           221,000 (e)           1,462,000
     Accounts payable-related party                         247,000                                                   247,000
     Deferred revenue                                         4,000                                                     4,000
     Accrued expenses                                     2,046,000          25,000           261,000 (e)           2,332,000
                                                 -----------------------------------------------------          --------------
  Total current liabilities                               3,715,000         244,000           415,000               4,374,000

  Long-term liabilities:
     Notes payable less current portion                   1,400,000         127,000                                 1,527,000
     Convertible debentures                               1,850,000                         1,700,000 (e)           3,550,000
     Less: unamortized discount                          (1,031,000)                       (1,700,000)(e)          (2,731,000)
                                                 -----------------------------------------------------          --------------
       Total net long term liabilities                    2,219,000         127,000                 0               2,346,000

Total liabilities                                         5,934,000         371,000           415,000               6,720,000

Stockholders' equity
     Common stock                                            96,000                            37,000 (e)             133,000
     Additional paid-in capital                          52,036,000                         4,300,000 (e)          56,336,000
     Deferred compensation                                 (923,000)                                                 (923,000)
     Owners' equity                                                          30,000           (30,000)(f)                   0
     Accumulated deficit                                (53,573,000)                                              (53,573,000)
                                                 -----------------------------------------------------------------------------
  Total stockholders' equity                             (2,364,000)         30,000         4,307,000               1,973,000
Total liabilities and stockholders' equity             $  3,570,000      $  401,000      $  4,722,000           $   8,693,000
                                                 =============================================================================

See accompanying notes.

Ramp Corporation
Unaudited Condensed Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2003


                                                       Historical            Acquired       Pro Forma          Pro Forma
                                                          Ramp               Business      Adjustments          Results
                                                       -----------------------------------------------------------------
Revenues                                               $    433,000       $ 1,344,000                      $   1,777,000
                                                       -----------------------------------------------------------------

Cost of revenues                                                  -           386,000                            386,000
                                                       -----------------------------------------------------------------
     Gross profit                                           433,000           958,000                          1,391,000
                                                       -----------------------------------------------------------------
Expenses
Software and technology costs                             2,756,000                 -                          2,756,000
Selling, general and administrative expenses             14,839,000           834,000      $   234,000 (a)    15,907,000
Costs associated with terminated acquisition                142,000                 -                            142,000
                                                       -----------------------------------------------------------------
     Total operating expenses                            17,737,000           834,000          234,000        18,805,000
                                                       -----------------------------------------------------------------
Interest, financing, and other costs, net                 9,835,000            18,000        1,406,000 (b)    11,259,000
Net income (loss)                                       (27,139,000)          106,000       (1,640,000)      (28,673,000)
                                                       -----------------------------------------------------------------
Disproportionate deemed dividends and
  beneficial conversion feature discount                  4,182,000                 -                          4,182,000
                                                       -----------------------------------------------------------------
Net income (loss) available to shareholders'           $(31,321,000)      $   106,000      $(1,640,000)    $(32,855,000)
                                                       =================================================================
Basic and diluted weighted average
  common shares outstanding                              90,158,032                          3,663,004 (c)   93,821,036

Basic and diluted loss per common share                       (0.35)                                              (0.35)

See accompanying notes.

Ramp Corporation
Unaudited Condensed Pro Forma Consolidated Statement of Income
For the Nine Months Ended September 30, 2003

                                                          Historical      Acquired        Pro Forma            Pro Forma
                                                             Ramp         Business       Adjustments            Results
                                                       -----------------------------------------------------------------
Revenues                                               $     174,000    $1,100,000                          $  1,274,000
                                                       -----------------------------------------------------------------

Cost of revenues                                                   -       313,000                               313,000
                                                       -----------------------------------------------------------------
     Gross profit                                            174,000       787,000                               961,000
                                                       -----------------------------------------------------------------
Expenses
Software and technology costs                              1,980,000       -                                   1,980,000
Selling, general and administrative expenses               7,811,000       743,000      $   176,000 (a)        8,730,000
Costs associated with terminated acquisition                 142,000                                             142,000
                                                       -----------------------------------------------------------------
     Total operating expenses                              9,933,000       743,000          176,000           10,852,000
                                                       -----------------------------------------------------------------
Interest, financing, and other costs, net                    628,000        16,000        1,058,000 (b)        1,702,000
Net income (loss)                                        (10,387,000)       28,000       (1,234,000)         (11,593,000)
                                                       -----------------------------------------------------------------
Disproportionate deemed dividends                          1,246,000             -                             1,246,000
                                                       -----------------------------------------------------------------
Net income (loss) available to shareholders'           $ (11,633,000)   $   28,000      $(1,234,000)        $(12,839,000)
                                                       =================================================================
Basic and diluted weighted average
  common shares outstanding                               84,015,402                      3,663,004 (c)        87,678,406

Basic and diluted loss per common share                        (0.14)                                            (0.15)

See accompanying notes.

                        Ramp Corporation and Subsidiaries
      Notes to Unaudited Pro Forma Condensed Combined Financial Information



Note 1.  Basis of Presentation and Purchase Price

         On November 10, 2003, in connection with an Asset Purchase Agreement (the "Asset Purchase Agreement") entered into between us and The Duncan Group, Inc., ("DGI"), we completed the purchase of substantially all of the tangible and intangible assets, and assumed certain liabilities, of the Frontline Physicians Exchange and Frontline Communications divisions ("Frontline") of DGI. In connection with the Asset Purchase Agreement, we agreed to pay (a) $1,567,000 at the closing, (b) approximately $500,000 to be paid in common stock, (c) approximately $1,500,000 to be paid in common stock which is forfeitable if the revenue of the acquired business does not total at least $1 million for the calendar year ended 2003, (d) additional cash payments equal to 15% of the gross revenue of the business during 2003 and 2004, (e) up to an additional $1,500,000 to be paid in common stock based on the number of physician offices that are active customers of DGI who adopt the Company's technology and generate certain revenues to the Company, and (f) an additional $1 million of common stock if the average annual revenue of the acquired business for the calendar years ending 2003 and 2004 equals or exceeds $1,500,000. In connection with (b) and (c) above, we agreed to issue to DGI at closing such number of shares of our common stock equal to the specified dollar amounts above, which number of shares shall be based upon the average closing price of our common stock for the twenty (20) days immediately preceding the closing date. Utilizing this formula, we issued an aggregate of 3,663,004 shares of common stock to DGI at closing, which we valued at $.72 per share, the closing stock price on November 10, 2003, in accordance with Emerging Issues Task Force 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.

A summary of the purchase price computation and allocation follows:

   Cash paid for acquisition                                                 $ 1,567,000 (1)

   Common stock issued for acquisition (3,663,004
   shares valued at $.72)                                                      2,637,000
   Estimated cash payment due DGI based on 15% of
   expected 2003 gross revenues of Frontline                                     221,000
   Estimated acquisition costs                                                   261,000
                                                                             -----------
   Estimated purchase price                                                    4,686,000
   Fair value of Frontline's net tangible assets at September 30, 2003            97,000
                                                                             -----------
   Purchase price allocated to intangible assets                             $ 4,589,000
                                                                             ===========

(1) $1,500,000 of purchase price, together with $200,000 of placement agent fees (payable 50% in cash and 50% in convertible debentures), were financed through the issuance of 7% convertible debentures with an in-the-money beneficial conversion feature resulting in 100% discount being recorded on the debt at issuance. The accompanying pro forma financial statements give effect to the financing and to the related interest expense, discount accretion and debt financing cost amortization over the maturity period of the convertible debentures.

Note 2.  Pro Forma Adjustments

         The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:

         (a) Represents amortization of acquired intangible assets, detailed below, based on the preliminary allocation of the Frontline purchase price. No amortization expense was recorded on acquired goodwill in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

                                                     Fair Value*           Life*
                                                     -----------           -----
              Trade name and related marks           $   297,000         8 years
              Customer relationships                     794,000         5 years
              Non-compete agreements                      20,000         3 years
              Software and other technology              157,000         5 years
              Goodwill                                 3,321,000      Indefinite
              Total intangible assets                $ 4,589,000

         *Estimated fair values and useful lives of the Frontline intangibles are based on the results of an independent appraisal.

         (b) Represents interest expense on $1,700,000 of convertible debentures incurred by the Company to fund the cash portion of the Frontline purchase price and related placement agent fees, as well as the amortization of related debt discount and financing cost.

         (c) Represents issuance of shares of the Company's common stock in connection with the acquisition of Frontline.

         (d) Represents recording of acquired intangible assets based on the preliminary allocation of the Frontline purchase price.

         (e) Represents issuance of cash and common stock and forgiveness of note receivable, and notes payable, convertible debentures (net of unamortized discount), deferred financing costs and transaction costs incurred, for the acquisition of Frontline.

         (f)   Represents elimination of the Frontline equity accounts.

Note 3.  Pro Forma Loss Per Share

         For the year ended December 31, 2003 and the nine months ended September 30, 2003, the unaudited pro forma basic and diluted loss per share are calculated based on the weighted average number of shares of the Company's common shares outstanding plus the number of the Company's shares issued upon the closing of the acquisition. Common stock equivalents resulting from assumed conversion or exercise of preferred stock, convertible debt, stock options or warrants are not included in the dilutive loss per share calculation for the year ended December 31, 2003 and the nine months ended September 30, 2003 because to do so would have been anti-dilutive.